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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-effective Amendment No. 1 to Form S-4 (No. 333-32532) and related Prospectus on Form S-8 of Clear Channel Communications, Inc. pertaining to the registration of 23,348,955 shares of its common stock of our reports dated March 13, 2000, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP

San Antonio, Texas
August 31, 2000